Exhibit 99.1

Lexaria Bioscience Receives U.S. Patent Award for its DehydraTECHTM Delivery of THC, NSAIDs, Nicotine and Vitamins.

Kelowna, British Columbia – December 13, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) a drug delivery platform innovator, announces the United States Patent and Trademark Office (“USPTO”) has granted patent number 9,839,612 B2 for the use of DehydraTECHTM technology as a delivery platform for a wide variety of Active Pharmaceutical Ingredients (“APIs”) including all cannabinoids including THC; fat soluble vitamins; non-steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine.

This granted patent completes the patent allowance process that was announced on October 31, 2017, and this patent grant is now final. The title of the granted patent is “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”. This issued patent protects Lexaria’s intellectual property (“IP”) for the DehydraTECHTM delivery of all the active substances noted via nearly any kind of processed food or beverage as well as capsules and pills.

In one aspect a method of treating a condition is provided wherein a cannabinoid is used to treat conditions selected from the group consisting of cardiac diseases such as heart disease, ischemic infarcts, and cardiometabolic disorders, neurological diseases such as Alzheimer’s disease, Parkinson’s disease, schizophrenia, and Human Immunodeficiency Virus (HIV) dementia; obesity; metabolic disorders such as insulin related deficiencies and lipid profiles, hepatic diseases, diabetes, and appetite disorders; cancer chemotherapy, benign prostatic hypertrophy; irritable bowel syndrome, biliary diseases; ovarian disorders; marijuana abuse; and alcohol, opioid, nicotine or cocaine addiction.

Lexaria also continues to advance all of its additional patent applications in various countries as it levers patent success in the USA. For example, some of the Company’s patent applications have recently entered the active patent investigation phase in China, the European Union, and in Canada.

“Lexaria has now locked-up the IP for its next-generation drug delivery system” said Chief Executive Officer Chris Bunka. “This ground-breaking, patented IP builds a foundation for new business opportunities in 2018 including what could be the world’s first nicotine edibles for the smokeless tobacco industry, or improved new products for NSAID-derived pain management, as well as in the rapidly growing cannabis market.”

Lexaria’s patented DehydraTECH™ technology is focused on improved delivery methodologies of many commonly used API substances. As such, it provides an additional layer of effectiveness that is designed to harmonize with the intellectual property of third parties. Both patented and generic API substances can utilize Lexaria’s patented technology. Lexaria’s long term strategy is to partner with the world’s leading firms as they deliver best-of-class products to their existing large consumer groups.

Lexaria is presently investigating and will continue to pursue additional technologies that could deliver value to its growing portfolio of patented technologies.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

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FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
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FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

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